Exhibit 99.1

VIAD CORP TO EXPAND ITS PURSUIT BUSINESS

Reaches Agreement to Acquire Majority Stake in Seven Hotels

Located in Jasper National Park

PHOENIX, May 28, 2019—Viad Corp (NYSE: VVI) announced today that it has entered into agreements to acquire a 60 percent equity stake in Mountain Park Lodges’ group of seven hotels and an undeveloped land parcel ideally situated in Jasper National Park. Subject to approvals by Parks Canada, we expect this transaction to close in mid-June.

Steve Moster, Viad’s president and chief executive officer, said, “This acquisition is a perfect fit with our existing travel experiences in Jasper and Banff National Parks, and reflects continued execution against our Refresh, Build, Buy growth strategy for Pursuit. The Mountain Park Lodges properties represent 31 percent of the bed base in the Jasper market, which enjoys strong perennial demand with high barriers to entry. We are excited to welcome these properties into our collection of outstanding guest experiences.”

“At Pursuit we are focused on connecting guests to iconic places through unforgettable and inspiring experiences,” said David Barry, president of Pursuit. “Jasper is one of those remarkable places and has been experiencing strong growth in visitation in recent years. The addition of Mountain Park Lodges’ 735 guest rooms in the Jasper market will enable a compelling cross sell opportunity with our nearby attractions, in addition to other synergistic benefits. We look forward to welcoming guests to our expanded portfolio of world-class experiences.”

Located in and around the authentic mountain town of Jasper, Alberta and surrounded by the pristine Canadian Rockies, the seven Mountain Park Lodges properties include: Sawridge Inn and Conference Centre (152 guest rooms); Pyramid Lake Resort (62 guest rooms); The Crimson Hotel (99 guest rooms); Chateau Jasper (119 guest rooms); Pocahontas Cabins (57 guest rooms); Marmot Lodge (107 guest rooms); and Lobstick Lodge (139 guest rooms).

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This collection of unique properties will complement Pursuit’s current experiences in Jasper National Park, which include the Columbia Icefield Adventure, Columbia Icefield Skywalk and Glacier View Lodge, dining and boat tour adventures at Maligne Lake, and the recently launched Maligne Canyon Wilderness Kitchen.

We have agreed to pay $99 million Canadian Dollars (approximately $75 million U.S. Dollars) for our 60 percent equity stake in the Mountain Park Lodges properties, which will be financed through our revolving credit facility. As majority owner of these properties, we will consolidate 100 percent of their results into Viad’s financial statements and record noncontrolling interest expense related to the 40 percent owners’ share of the income. Assuming closing occurs in mid-June, we expect to record revenue of $16 million to $18 million and adjusted segment EBITDA* of $9 million to $10 million, expressed in U.S. Dollars, during 2019 related to the Mountain Park Lodges properties.

*Adjusted	segment EBITDA is a non-GAAP financial measure. Please refer to page 4 for important disclosures regarding this measure.

About Viad

Viad (NYSE: VVI) generates revenue and shareholder value through two business units: GES and Pursuit. GES is a global, full-service live events company offering a comprehensive range of services to the world’s leading brands and event organizers. Pursuit is a collection of inspiring and unforgettable travel experiences in Alaska, Montana, the Canadian Rockies, Vancouver, Reykjavik (opening in July 2019), and Las Vegas (opening in 2021) that includes attractions, lodges and hotels, and sightseeing tours that connect guests with iconic places. Our business strategy focuses on providing superior experiential services to our customers and sustainable returns on invested capital to our shareholders. Viad is an S&P SmallCap 600 company. For more information, visit www.viad.com.

About Mountain Park Lodges

Mountain Park Lodges is a collection of seven hotel properties located in and around the authentic mountain town of Jasper, Alberta. Uniquely positioned in the heart of Jasper National Park, the town is surrounded by some of the most gorgeous protected wilderness in the world and Mountain Park Lodge’s portfolio of experiences enable visitors to stay and explore these pristine mountain parks. For more information about Mountain Park Lodges, visit www.mpljasper.com.

Contact

Carrie Long

Investor Relations

(602) 207-2681

ir@viad.com

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Forward-Looking Statements

This press release contains a number of forward-looking statements. Words, and variations of words, such as “will,” “may,” “expect,” “would,” “could,” “might,” “intend,” “plan,” “believe,” “estimate,” “anticipate,” “deliver,” “seek,” “aim,” “potential,” “target,” “outlook,” and similar expressions are intended to identify our forward-looking statements. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. These forward-looking statements are not historical facts and are subject to a host of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those in the forward-looking statements.

Important factors that could cause actual results to differ materially from those described in our forward-looking statements include, but are not limited to, the following:

•	our ability to successfully integrate and achieve established financial and strategic goals from acquisitions;

•	fluctuations in general economic conditions;

•	our dependence on large exhibition event clients;

•	the importance of key members of our account teams to our business relationships;

•	the competitive nature of the industries in which we operate;

•	travel industry disruptions;

•	unanticipated delays and cost overruns of our capital projects, and our ability to achieve established financial and strategic goals of such projects;

•	seasonality of our businesses;

•	transportation disruptions and increases in transportation costs;

•	natural disasters and other catastrophic events;

•	the impact of recent U.S. tax legislation;

•	our multi-employer pension plan funding obligations;

•	our exposure to labor cost increases and work stoppages related to unionized employees;

•	liabilities relating to prior and discontinued operations;

•	adverse effects of show rotation on our periodic results and operating margins;

•	our exposure to currency exchange rate fluctuations; our exposure to cybersecurity attacks and threats;

•	compliance with laws governing the storage, collection, handling, and transfer of personal data and our exposure to legal claims and fines for data breaches or improper handling of such data;

•	the effects of the United Kingdom’s exit from the European Union; and

•	the effects of changes in the U.S. trade policy.

For a more complete discussion of the risks and uncertainties that may affect our business or financial results, please see Item 1A, “Risk Factors,” of our most recent annual report on Form 10-K filed with the SEC. We disclaim and do not undertake any obligation to update or revise any forward-looking statement in this press release except as required by applicable law or regulation.

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Forward-Looking Non-GAAP Measures

We have provided the following forward-looking non-GAAP financial measure: Adjusted Segment EBITDA. We do not provide quantitative reconciliations of this forward-looking non-GAAP financial measure to its most directly comparable GAAP financial measure because, due to variability and difficulty in developing accurate projections and/or certain information not being ascertainable or accessible, not all of the information necessary to do so is available to us without unreasonable effort. Consequently, any attempt to disclose such reconciliations would imply a degree of precision that could be confusing or misleading to investors. It is probable that our forward-looking non-GAAP financial measure may be materially different from the corresponding GAAP financial measure.

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